EXHIBIT 21
                              IONICS, INCORPORATED

                         SUBSIDIARIES OF THE REGISTRANT

                                                  State or Other Jurisdiction
      Name                                             of Incorporation
      ----                                        ---------------------------

Aqua Design, Inc.*                                       California
Elite Chemicals Pty. Ltd.                                 Australia
Favourable Trading Ltd. (dba Ionics Ireland)               Ireland
Fidelity Purewater, Inc.                                 California
Fidelity Water Systems, Inc.                             California
Global Water Services, S.A.+                               Panama
Ionics Acapulco, S.A.                                      Mexico
Ionics Agar Environmental Ltd.                             Israel
Ionics Asia-Pacific Pte. Ltd.                             Singapore
Ionics (Bermuda) Ltd.*                                     Bermuda
Ionics Caribbean Investors Ltd.                           St. Lucia
Ionics Constructors Trinidad Ltd.                    Trinidad and Tobago
Ionics Enersave Engineering Sdn Bhd**                     Malaysia
Ionics Foreign Sales Corporation Limited                   Jamaica
Ionics France S.A.                                         France
Ionics Freshwater Ltd.++                                  Barbados
Ionics Iberica, S.A.                                        Spain
Ionics Italba, S.p.A.+++                                    Italy
Ionics Korea                                              Delaware
Ionics Life Sciences, Inc.                               New Jersey
Ionics Mega a.s.***                                    Czech Republic
Ionics Nederland B.V.                                  The Netherlands
Ionics Taiwan, Inc.                                        Taiwan
Ionics Ultrapure Water Corporation                       California
Ionics (U.K.) Limited++++                              United Kingdom
Ionics Ventures Ltd.                                   United Kingdom
Ionics Water Resources Ltd.                                Israel
Ionics Watertec Pty. Ltd.                                 Australia
Resources Conservation Co. International                  Delaware
Separation Technology, Inc.****                           Minnesota
Sievers Instruments, Inc.                                 Colorado

* The Registrant, either directly, through Aqua Design, Inc. or through Ionics (Bermuda) Ltd., wholly owns 13 corporations incorporated in various Caribbean jurisdictions. These subsidiary corporations own and operate, or operate and maintain, desalination plants for the supply of potable water to resorts, hotels and municipalities.

** Registrant through Ionics Iberica, S.A. owns 55% of this entity. This entity has subsidiary operations in Malaysia and China. Registrant is in the process of disposing of its interest in this entity.

***  Registrant owns 80% of this entity.

**** Owns a U.K.  subsidiary,  SeparaTech Limited.

+    This entity is wholly owned by Ionics (U.K.) Ltd.

++   Registrant owns 50% of this entity.

+++ This entity owns a 75% interest in Agrinord S.r.l., an Italian corporation in the waste treatment business.

++++ This entity is wholly owned by Ionics Ventures Ltd.